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                                   EXHIBIT 11

                    SENECA FOODS CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                        (In thousands except share data)



                                                                                                         Three Months Ended
                                                                                                         ------------------
                                                                                                       6/29/96          7/1/95
                                                                                                       -------          ------


Net Earnings Applicable to Common Stock:

    Net Earnings                                                                                     $   4,827         $    55
    Deduct Preferred Cash Dividends                                                                          6               6
                                                                                                   ---------------------------
        Net Earnings Applicable to
      Common Stock                                                                                   $   4,821         $    49
                                                                                                   ===========================

Weighted Average Common
  Shares Outstanding                                                                                 5,939,680       5,593,110
Effect of Common Stock Equivalent                                                                            -               -
                                                                                                   ---------------------------
Weighted Average Common Shares Outstanding
for Primary Earnings per Share                                                                       5,939,680       5,593,110
Primary and Fully Diluted
  Earnings Per Share                                                                               $       .81       $     .01
                                                                                                   ===========================

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